Exhibit 15.2

Ernst & Young LLP 25 Churchill Pl Canary Wharf London United Kingdom	Tel: +44 20 7951 2000 Fax: +44 20 7951 1345

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-254986) of International General Insurance Holdings Ltd. and in the related Prospectus of our report dated April 6, 2023, with respect to the consolidated financial statements of International General Insurance Holdings Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

London, United Kingdom

April 6, 2023